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                                                                    EXHIBIT 3.22

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         RETAIL MARKETING NETWORK, INC.

     THE UNDERSIGNED, the sole incorporator of Retail Marketing Network, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

          (a) The name of the Corporation is Retail Marketing Network, Inc. (the "Corporation"). The Corporation was formed under the name Electronic Retail Marketing, Inc.

          (b) The Certificate of Incorporation of the Corporation was filed with the office of Secretary of State of Delaware on June 3, 1994 and Certificates of Amendment thereto were filed with the office of Secretary of State of Delaware respectively on June 3, 1994 and June 8, 1994.

          (c) The Corporation has not received any payment for any of its stock.

          (d) The amendment and the restatement of the Certificate of Incorporation set forth herein have been duly adopted by the sole incorporator in the manner prescribed by Sections 241 and 245 of the General Corporation Law of the State of Delaware, no directors having been named in the Certificate of Incorporation and no directors having been elected.

          (e) The Certificate of Incorporation of the Corporation as heretofore amended is hereby amended and restated, to read in full, as follows:

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         RETAIL MARKETING NETWORK, INC.

     THE UNDERSIGNED, constituting the sole incorporator of Retail Marketing Network, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), intending to amend and restate in its entirety the Certificate of Incorporation of the Corporation filed with the office of the Secretary of State of Delaware on June 3, 1994 as amended by Certificates of Amendment filed with the office of Secretary of State of Delaware, respectively, on June 3, 1994 and June 8, 1994, pursuant to the provisions of Section 245 of the GCL, the amendments and the restatement herein certified having been duly adopted by the sole incorporator in the manner and by the vote prescribed by Sections 241 and 245 of the GCL, no directors having been named in the certificate of incorporation and no directors having been elected, and the Corporation not having received any payment for any of its stock, does hereby certify, and does hereby amend the aforementioned Certificate to read as follows:

          FIRST: The name of the corporation is Retail Marketing Inc. (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the city of Dover, in the County of Kent, and the name of the Corporation's registered agent at such address is United Corporate Services, Inc.

          THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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          FOURTH: The total number of shares of capital stock which the
     Corporation shall have authority to issue is 1,500 shares of common stock, without par value.

          FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

          SIXTH: The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

          SEVENTH: No person who is or was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article SEVENTH shall not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

          EIGHTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

          NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          TENTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

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          ELEVENTH: Subject to Article TWELFTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TWELFTH: Notwithstanding any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, and in addition to any other vote required by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty-five percent (85%) of the outstanding shares of the capital stock of the Corporation shall be required to take any action to approve or adopt any and all amendments to this Restated Certificate of Incorporation and to the By-Laws of the Corporation, and such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law.

          THIRTEENTH: The name and address of the incorporator is Ray A. Barr, 10 Bank Street, White Plains, New York 10606.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 28th day of June, 1994.

                                          /s/ RAY A. BARR
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                                          Ray A. Barr
                                          Sole Incorporator

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